UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Checkpoint Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CHECKPOINT SYSTEMS, INC.

101 Wolf Drive

Thorofare, NJ 08086

SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY JUNE 3, 2015

Appointment of Proxy Solicitor

Subsequent to filing and mailing the Proxy Statement for our Annual Meeting of Shareholders to be held on June 3, 2015, we engaged Innisfree M&A Incorporated (“Innisfree”) to assist in soliciting proxies on our behalf. Innisfree may solicit proxies personally, electronically, or by telephone. We have agreed to pay Innisfree a fee of $25,000 to $60,000, plus reasonable expenses for these services. We have also agreed to indemnify Innisfree and its employees against certain liabilities arising from or in connection with the engagement.

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